Exhibit 3.179

8503650487

FILED
DEC 31 1985 9AM

CERTIFICATE OF INCORPORATION

The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

I.              The corporate name is O’BRIEN COGENERATION, INC. II

II.            The address of the registered office of the corporation in the State of Delaware is 11th Floor, Rodney Square North, 11th and Market Streets, Wilmington, New Castle County, Delaware 19801.

The registered agent in charge thereof is Corporation Guarantee and Trust Company.

III.           The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IV.           The corporation is authorized to issue capital stock to the extent of One Thousand (1,000) shares of capital stock without par value.

V.            The Board of Directors is authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation.

VI.           The name and address of each Incorporator is as follows:

Name:	Address:

Sanders D. Newman	Green & Washington Streets
Downingtown, PA 19335

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30th day or December        , 1985.

[ILLEGIBLE]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 08/18/1997
971276370 – 2080047

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

O’ Brien Cogeneration, Inc. II                    , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Guarantee and Trust Company and the present registered office of the corporation is in the country of New Castle

The Board of Directors of O’Brien Cogeneration, Inc. II adopted the following resolution on the 14th day of August, 1997.

Resolved, that the registered office of O’Brien Cogeneration, Inc. II in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, O’Brien Cogeneration, Inc. II has caused this statement to be signed by Michael J. Young Secretary *, this 14th day of August, 1997.

/s/ Michael J. Young
Michael J. Young, Secretary
(Title)

* Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

(DEL. - 264 - 6/15/94)